Exhibit 10.32
*PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Shell Trading
P.O. Box 4604
Houston, TX 77210-4604
VIA FACSIMILE 816-883-1001
March 6, 2008
Enerjex Kansas, Inc.
7300 West 110th Street, 7th Floor
Overland Park, KS 62210

Attention: Mr. Steve Cochennet, President	STUSCO Purchase Contract No.: DEA081800
Enerjex Kansas, Inc. Contract No.:
Contract Date: April 1, 2008
Dear Steve:
     This Agreement is made between Shell Trading (US) Company (STUSCO), “Buyer” and Enerjex Kansas, Inc. (ENERJEX KANSAS), Seller whereby Seller agrees to sell and deliver and Buyer agrees to purchase and receive crude oil or condensate under the terms and conditions set forth in Exhibit A and the Conoco Inc.’s General Provisions dated January 1993 which are incorporated by reference.
     Please confirm by fax to (713) 246-8531, attention Sherry De Alba, that the above accurately records the terms and conditions of our agreement. If a reply is not received within ten (10) business days, it will constitute acceptance of the terms stated herein.

Very truly yours, SHELL TRADING (US) COMPANY
By:	/s/ Adam Shaffer
Adam Shaffer
Crude Oil Acquisition

ENERJEX KANSAS, INC.

By:	/s/ Steve Cochennet
Title:	President
Date:	03/06/08

*THE PORTIONS OF THIS EXHIBIT A WHICH ARE MARKED WITH AN ASTERISK HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT A

Enerjex Kansas Contact: Steve Cochennet	STUSCO Contact: Adam Shaffer
Phone: (816) 803-5551	Phone: (713) 230-1917
ENERJEX KANSAS SALE AND DELIVERY TO STUSCO:
QUALITY

Kansas Sweet type Crude Oil.
QUANTITY
Equal to production from the leases listed on Attachment 1, approximately 250 Net U.S. Barrels per Day.
DELIVERY
At the lease into STUSCO’s designated trucks.
PRICE
FINANCIAL TRANSACTION
The Financial Transactions are listed chronologically by the date the transaction was executed. The barrels will be priced each month in the same chronological order as applicable.
EFFECTIVE 01 APRIL 2008 THROUGH 30 SEPTEMBER 2009.
Regarding crude production from lease listed on Attachment 1, referenced in STUSCO contract DEA081800, the first 130 BPD in a given month will be priced at a fixed and flat price of $96.90, less $* transportation cost = $* Net price.
EFFECTIVE 01 APRIL 2008 THROUGH 30 SEPTEMBER 2009.
REMAINING BALANCE WILL BE PRICED AT:
MAU
The price per barrel shall be the average of the daily settlement price for “Light Sweet Crude Oil” Prompt Month future contracts reported by the New York Mercantile Exchange (NYMEX) from the first day of the delivery month through and including the last day of the delivery month, including weekends and holidays observed by NYMEX.
To the above price a discount of USD $* per Net U.S. barrel shall be applied as listed on Attachment 1.

ADDITIONAL CONTRACTUAL ITEMS
PAYMENT:
Pay Terms DB: Paid to individual interest holders, excluding taxes, due on or before the 20th of the month following the month of delivery.
TAX STATUS A: STUSCO is First (1ST) Purchaser, STUSCO will collect and remit.
TERM:
This Agreement shall commence on 01 April 2008 through 31 September 2009.
ASSIGNMENT:
The Contract shall extend to and be binding upon the successors and assigns of the Parties, but neither this Contract nor any part, specifically including the right to receive payment, shall be assigned or transferred by either Party or by law without the prior written consent of the other Party which shall not be unreasonably withheld, and any assignment or transfer made by either Party without the other Party’s written consent need not be recognized by and shall not be binding upon the other Party.
LIMITATION OF LIABILITY:
In no event shall either party be liable for loss of profits or indirect, special, exemplary or punitive, or consequential damages.
PRICE PROVISION
Shell Trading (US) Company reserves the right to modify the price of this contract following an increase or decrease based on transportation costs. Price adjustments will be made on the effective date of the change.
FIXED PRICE PROTECTION
If the parties enter into a Transaction with a Contract Price that is a fixed price, as opposed to a Contract Price that floats based on industry postings, reference publications, or other external market factors or indices, for a specified quantity of Crude Oil to be delivered at a specified Delivery Point for the relevant period, such Fixed Price shall not be subject to change and shall be deemed to be the first Crude Oil purchased during the applicable Month. If more than one Fixed Price for different quantities of Crude Oil has been established in a particular Month, then the first Crude Oil purchased during said Month shall be the first quantities for which a Fixed Price was established, followed by any additional quantities in the order they were established. If for any reason whatsoever, including without limitation, an event of Force Majeure or any other circumstance that would excuse a party’s obligation to deliver or receive Crude Oil (other than a breach or default by either party under this Contract), Seller delivers, or Buyer takes, less than the full quantity of Crude Oil required to be delivered or taken at a Fixed Price during any Month (a “Monthly Deficiency”), then (1) in the case when Buyer takes less than said full quantity of Crude Oil, Buyer shall pay to Seller an amount equal to (a) such Monthly Deficiency (expressed in barrel’s) multiplied by (b) the amount, if any, by which the Fixed Price exceeds the applicable Spot Price (as defined below) for such Month and (2) in the case when Seller delivers less than said full quantity of Crude Oil, Seller shall pay to Buyer an amount equal to (a) such Monthly Deficiency (expressed in barrel’s) multiplied by (b) the amount, if any, by which the applicable Spot Price for such Month exceeds the applicable Fixed Price. For purposes on this Section only, “Spot Price” means the price specified in [Platt’s Market Report], as reported in the first publication for the Month in which such Monthly Deficiency occurred, as adjusted (up or down, as the case may be) by any incremental transportation costs or savings between the location of the applicable listing and the Delivery Point(s); provided that, if there is no single published price for such location, but there is a published range of prices, then the Spot Price shall be the simple average of the high and low prices. If the above publication ceases to be published during the term hereof, its successor publication shall be used.
TAX
The total purchase price paid to SELLER by BUYER for crude and/or condensate shall be calculated as set forth in the Agreement. If Buyer is the first purchaser of the crude and/or condensate, BUYER shall have the right to withhold from the total purchase price the amount of applicable production and/or severance taxes and BUYER shall remit to the appropriate taxing authorities said taxes as withheld from the payment. If the amount of production and/or severance taxes owed to the taxing authorities is greater than the amount withheld and remitted by BUYER, SELLER agrees to reimburse BUYER for any excess production and/or severance tax that is required to be remitted to the taxing authorities.
OTHER TERMS AND CONDITIONS
To the extent that they are not in conflict with the above terms, all other terms shall be as per Conoco’s General Provisions dated January 1993 and are hereby incorporated by reference.
All the Sections in the General Provisions shall apply except insofar as any such Section is inconsistent with any of the specific terms herein. For the avoidance of doubt, any repetition herein of any Section or part of such Section of the General Provisions shall be for emphasis only and shall not by reason of such repetition exclude any other part of such Section or any other Section, or any part thereof, of the General Provisions.

CONTRACTUAL CONTACT:
NAME:	Sherry De Alba
TELEPHONE NO:	713-230-3227
FAX NO:	713-246-8531

CREDIT CONTACT:
Counterparties (A-L)
NAME:	Saud Qazi
TELEPHONE NO:	713-230-7832
FAX NO:	713-230-7925
EMAIL	saud.qazi@shell.com

Counterparties (M-Z) NAME:
NAME:	Steve Clarke
TELEPHONE NO:	713-767-5336
FAX NO:	713-230-7925
EMAIL	steve.s.clarke@shell.com

INVOICING CONTACT:
NAME:	Ken Currens
TELEPHONE NO:	713-230-3410
FAX NO:	713-230-5150
EMAIL	ken.currens@shell.com

MSDS CONTACT:
NAME: ST	USCO HSE Department
FAX NO:	713-246-8941
EMAIL:	HSE-Shell-Trading -NA@SHELL.com

CUSTOMER NAME:	ENERJEX KANSAS, INC	SHELL TRADING (US) COMPANY
STUSCO CONTRACT:	DEA081800
AMENDMENT:	000	ATTACHMENT 1
EFFECTIVE:	APRIL 01, 2008 THRU SEPTEMBER 30, 2009

LEASE	LEASE					PRICE	PLUS/LESS	DECIMAL	PAYMENT	TAX
HEADER	NUMBER	PROPERTY NAME	COUNTY	STATE	OPERATOR	BASIS	$//BBL.	INTEREST	TERMS	STATUS

0	14849	EASTBURN, J	ANDERSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98855	BAILEY KREITLER	ANDERSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98856	JOHNSTON	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98857	DALTON	GREENWOOD	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98858	DYE	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98860	EAST KIMBELL	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98861	E R KIMBELL H O	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98862	OLD RHEA	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98864	ANDERBERG-SKAGGS	JOHNSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98865	THOREN	DOUGLAS	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98866	BURKS	JOHNSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98867	CARTER A	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98868	CARTER B	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98869	SCHLAGEL	JOHNSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98870	NEEDHAM	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98871	ORSER	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98872	DREHER	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98873	VOIGHTS	JOHNSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98874	HOWELL-FEE	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98875	RUSSELL	FRANKLIN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98876	WEIDEMIER	JOHNSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98877	BROWNRIGG A	LINN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98879	BROWNRIGG B	LINN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98880	SHIKLES	LINN	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98881	HOWELL-GORGES	MIAMI	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98882	ESTES	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98883	E R KIMBELL	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98884	N KNOX	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98885	RHEA A	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A
0	98886	SMITH-JOBE	WOODSON	KS	ENERJEX KANSAS, INC.	MAU	*	1.0000000	DB	A

*	OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FINANCIAL TRANSACTION
The Financial Transactions are listed chronologically by the date the transaction was executed. The barrels will be priced each month in the same chronological order as applicable.
EFFECTIVE 01 APRIL 2008 THROUGH 30 SEPTEMBER 2009.
Regarding crude production from lease listed above, referenced in STUSCO contract DEA081800. the first 130 BPD in a given month will be priced at a fixed and flat price of $96.90, less $* transportation cost = $* Net price.

*	OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
EFFECTIVE 01 APRIL 2008 THROUGH 30 SEPTEMBER 2009.
REMAINING BALANCE WILL BE PRICED AT:
MAU
The price per barrel shall be the average of the daily settlement price for “Light Sweet Crude Oil” Prompt Month future contracts reported by the New York Mercantile Exchange (NYMEX) from the first day of the delivery month through and including the last day of the delivery month, including weekends and holidays observed by NYMEX.
To the above price a discount of USD $* per Net U.S. barrel shall be applied as listed on Attachment 1..

*	OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
PAYMENT TERMS
CI = BY STUSCO TO SELLER AFTER RECEIPT OF INV
DA = BY STUSCO TO SELLER
DB = BY STUSCO TO INDIVIDUAL INTEREST OWNERS
MX = BY STUSCO TO SELLER
TAX STATUS
A = STUSCO IS 1ST PURCHASER, STUSCO WILL COLLECT & REMIT
B = TO BE PAID BY SELLER
C = STUSCO WILL COLLECT AND REMIT APPLICABLE TAXES
D = TO BE PAID BY SELLER
E = PURCHASER REQUIRED TAXES ARE TO BE PAID BY STUSCO